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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): November 3, 2000



                              BIOMUNE SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)



          Nevada                       0-11472                  870380088
-----------------------------    ---------------------     --------------------
(State or other jurisdiction         (Commission             (IRS Employer
        of incorporation)            File Number)           Identification No.)



         64 East Winchester Drive, Suite 303, Salt Lake City, Utah 84107
         ---------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)




       Registrant's telephone number, including area code: (801) 466-3441



           2401 South Foothill Drive, Salt Lake City, Utah 84109-1405 (Former name or former address, if changed since last report.)




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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On November 3, 2000, pursuant to the terms of an Asset Purchase Agreement dated August 8, 2000, as amended, between Donlar ("Donlar") Corporation and Biomune Systems, Inc. (BIME:OTC) ("Biomune"), Biomune acquired the crop nutrition management sales, oil field sales, pharmaceutical and research and development activities of Donlar Corporation, an Illinois corporation, and approximately $2 million in cash in exchange for 96% (approximately 41,279,520 million shares) of the total issued and outstanding common stock of Biomune. Biomune also acquired a non-exclusive license to use certain patented technology of Donlar in consideration of a royalty payment equal to 10% of sales of products or technology utilizing those patents. No liabilities of Donlar were be assumed by or assigned to Biomune.

Donlar owns approximately 96% of the common stock of Biomune and agrees to hold its shares for at least one year. Biomune's public float is approximately 1.70 million shares.

ITEM 4. CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT

On November 3, 2000, Biomune elected to appoint Grant Thornton LLP ("Grant Thornton") to replace Tanner + Co. ("Tanner") as its independent auditors. Grant Thornton is the independent auditors to Donlar.

The report of Tanner on Biomune's consolidated financial statements for the years ended September 30, 1999 and 1998 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle. The decision to engage Grant Thornton as Biomune's independent auditors was approved by Biomune's board of directors.

In connection with the audits for the years ended September 30, 1999 and 1998, and through November 3, 2000, Biomune has had no disagreements with Tanner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Tanner would have caused it to make reference thereto in its report on the consolidated financial statements for 1999 and 1998.

Tanner shall provide to Biomune a letter addressed to the Securities and Exchange Commission stating that it has reviewed the disclosure provided in this Current Report and has no disagreement with the relevant portions of this disclosure, pursuant to the requirements of Item 304(a)(3) of Regulation S-B. A copy of such letter shall be filed by amendment to this Current Report on Form 8-K as Exhibit 16 within ten (10) days of the filing of this Current Report. During the years ended September 30, 1998 and 1999, and through November 3, 2000, there have been no other reportable events (as referenced in Item 304(a)(1)(iv) of Regulation S-B).


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

       (a)      Not Applicable.

       (b)      Not Applicable.

       (c)      Exhibits:

       Exhibit No.                   Exhibit Description

       99.1         Press Release of Donlar Corporation, dated October 31, 2000.

       99.2         Press Release of Donlar Corporation, dated November 6, 2000.




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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 BIOMUNE SYSTEMS, INC.



                                 By:       /s/ Larry P. Koskan
                                       ----------------------------------------
                                     Its: President and Chief Executive Officer

Date: December 4, 2000




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                                  EXHIBIT INDEX


     Exhibit No.                  Exhibit Description

     99.1        Press Release of Biomune Systems, Inc., dated October 31, 2000.

     99.2        Press Release of Biomune Systems, Inc., dated November 6, 2000.